COOPERS & LYBRAND



CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of Medcross, Inc. and subsidiaries on Forms S-8/S-3 of our report dated March 26, 1996, on our audits of the consolidated financial statements of Medcross, Inc. and Subsidiaries as of December 31, 1995, and for the years ended December 31, 1995 and 1994, which report is incorporated by reference in this Annual Report on Form 10-KSB/A#1. We also consent to the reference to our Firm under the caption "Experts."

           /s/ Coopers & Lybrand

Tampa, Florida
July 19, 1996